STATE OF DELAWARE
      SECRETARY OF STATE
   DIVISION OF CORPORATIONS
  FILED 09:00 AM 01/11/1999
     991011105 -- 2229021


           AMENDED CERTIFICATE OF DESIGNATION, STATEMENT ESTABLISHING
                      SERIES F CONVERTIBLE PREFERRED STOCK
                                       AND
           CERTIFICATE OF DESIGNATION, STATEMENT ESTABLISHING SERIES B
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                        INSTANT VIDEO TECHNOLOGIES, INC.


         INSTANT VIDEO TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware pursuant to section 151.

DOES HEREBY CERTlFY:

FIRST: That a Certificate of Designation, Statement Establishing the Series F Convertible Preferred Stock, was filed by this Corporation with the Secretary of State of the State of Delaware on February 13, 1996.

SECOND: That the Board of Directors of this corporation has duly adopted the following resolutions, (i) amending said Certificate of Designation, Statement Establishing the Series F Convertible Preferred Stock to, among other things, change the designation of such Series to "Series A Convertible Preferred Stock," and to amend certain of the powers, preferences and rights of the Series A Convertible Preferred Stock, and (ii) providing for the designation of a new series of preferred stock, to be designated "Series B Convertible Preferred Stock," and establishing the powers, preferences and rights of the Series B Convertible Preferred Stock:

         "WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of shares of stock designated "Preferred Stock," comprising 20,000,000 shares, and vests in the Board of Directors the authority to specify the number of shares of Preferred Stock to be issued, to divide the Preferred Stock into one or more series within any class thereof, and to fix the number of shares in such series and the preferences, rights and restrictions thereof; and

         WHEREAS, the Board of Directors of this Corporation has previously authorized the issuance of a series of Preferred Stock, consisting of 5,000,000 shares, designated as "Series F Convertible Preferred Stock," all of which shares have been issued and are outstanding; and

         WHEREAS, the Corporation has previously filed a Certificate of Elimination with the Secretary of State of the State of Delaware, eliminating the Series A through Series E Convertible Preferred Stock, of which no shares were then issued or outstanding; and

         WHEREAS, it is now the desire of the Board of Directors, pursuant to its authority as aforesaid, to establish a new Series of preferred stock, designated "Series B Convertible Preferred Stock," and to fix the powers, preferences and rights of such Series B Convertible Preferred Stock; and

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         WHEREAS, it is now the desire of the Board of Directors, subject to the approval of the holders of at least a majority of the shares of Common Stock and Series F Convertible Preferred Stock, to amend the Certificate of Designation, Statement Establishing Series F Convertible Stock, to alter the designation of such series to be "Series A Convertible Preferred Stock," and to alter the powers, preferences and rights of the Series A Convertible Preferred Stock to conform to the powers, preferences and rights of the Series B Convertible Preferred Stock.

         NOW, THEREFORE, BE IT RESOLVED, that, subject to the approval of the holders of at least a majority of the shares of Common Stock and Series F Convertible Preferred Stock, the Certificate of Designation, Statement Establishing the Series F Convertible Preferred Stock, is hereby amended such that the Series F Convertible Preferred Stock is re-designated as "Series A Convertible Preferred Stock," and the powers, preferences and rights of the Series A Convertible Preferred Stock are amended as set forth below.

         RESOLVED FURTHER, that there shall be another series of Preferred Stock, $.0000l par value per share, of the Corporation, designated "Series B Convertible Preferred Stock." The number of shares of Series B Convertible Preferred Stock shall be 3,000,000. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

         1. Definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

                  (a) "Additional Shares of Common Stock" means all shares of Common Stock issued or deemed issued by the Corporation after February 8, 1996 (the date of the first issuance by this Corporation of its Series A Stock), whether or not subsequently reacquired or retired by the Corporation, other than
(i) Common Stock issued pursuant to a transaction described in subsections 4(c),
(d), (e), (f) and (g) hereof; (ii) shares of Common Stock issued upon conversion of the Corporation's Series A Stock and Series B Stock; or (ii) shares of Common Stock (and any related options or warrants) issued to employees, officers, directors, consultants, contractors, agents or other persons performing services or for extending credit to the Corporation, issued pursuant to any stock option plan, stock purchase plan, stock bonus plan, or other plan, agreement or arrangement approved by the Board.

                  (b) "Board" means the Board of Directors of the Corporation.

                  (c) "Common Stock" means the Common Stock, $.0000l par value per share, of the Corporation.

                  (d) "Common Stock Fair Market Value" means the fair market value of a share of Common Stock, as determined in good faith by the Board for the purpose of granting stock options or issuing shares to employees of the Corporation or any subsidiary of the Corporation as of the applicable date.

                  (e) "Corporation" means Instant Video Technologies, Inc.

                  (f) "Original Series A Issue Price" means $1.00 per share for the Series A Stock.

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                  (g) "Original  Series B Issue Price" means $2.00 per share for the Series B Stock.

                  (h) "Preferred Stock" means the Series A Stock and the Series B Stock of the Corporation.

                  (i) "Series A Stock" means the Series A Convertible Preferred Stock established hereby.

                  (j) "Series B Stock" means the Series B Convertible Preferred Stock established hereby.

                  (k) "Series A Reference Date" means, with respect to the Series A Stock, February 8, 1996.

                  (l) "Series B Reference Date" means, with respect to the Series B Stock, the date this Certificate of Designation is filed with the Secretary of State of Delaware.

         2. Dividend Provisions. The holders of outstanding shares of Series A Stock and Series B Stock described herein shall not be entitled to receive any fixed dividends.

         3. Liquidation Preference.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Stock and Series B Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, prior and in preference to any payment or distribution of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to: (1) with respect to the Series A Stock, $1.00 for each outstanding share of Series A Stock; and (2) with respect to the Series B Stock, (A) $7.50 for each outstanding share of Series B Stock during the first year following the Series B Reference Date; (B) $8.40 for each outstanding share of Series B Stock during the second year following the Series B Reference Date; and (C) $9.30 for each outstanding share of Series B Stock during and after the third year following the Series B Reference Date.

                  (b) If the assets and funds to be distributed among the holders of the Series A Stock and the Series B Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the Corporation legally available for the distribution to such holders shall be distributed ratably among the holders of the Series A Stock and the Series B Stock and, as between such series, in proportion to the product of the respective preferential amount of each such share multiplied by the number of shares of such stock held by each such holder.

                  (c) After payment has been made to the holders of the Series A Stock and the Series B Stock to the full aforesaid preferential amounts to which they are entitled, all remaining

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


assets of the Corporation shall be distributed ratably on a per share basis among the holders of the Series B Stock and Common Stock (assuming conversion of all Series B Stock into Common Stock).

                  (d) A consolidation of the Corporation with or merger into any other corporation or, corporations (other than a wholly-owned subsidiary corporation or a merger to change the state of domicile of the Corporation), or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation, or the effectuation by the Corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, shall be treated as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 3.

         4. Conversion. The holders of the Series A Stock and the Series B Stock shall have the following conversion rights:

                  (a) Right to Convert. Each share of Series A Stock and Series B Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price or the Original Series B Issue Price, as appropriate, by the Conversion Price at the time in effect for such series. The initial Conversion Price per share for the Series A Stock shall be the Original Series A Issue Price, and the initial Conversion Price per share for the Series B Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for each series of Preferred Stock shall be subject to adjustment from time to time as provided in subsections 4(c) through 4(h) below.

                  (b) Mechanics of Conversion. Each holder of Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash any declared and unpaid dividends on the shares of Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

                  (c) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Series B Reference Date effects a subdivision of the outstanding Common Stock, the Conversion Price for the Series A Stock and the Series B Stock in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the Corporation at any time or from time to time after the Series B Reference Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for the Series A Stock and the Series B Stock in effect immediately before the combination shall be

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


proportionately increased. Any adjustment under this Section 4(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (d) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Series B Reference Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price for the Series A Stock and the Series B Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect for each such series by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(d) to reflect the actual payment of such dividend or distribution.

                  (e) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Series B Reference Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A Stock and the Series B Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 4 with respect to the rights of the holders of the Series A Stock and the Series B Stock or with respect to such other securities by their terms.

                  (f) Adjustment for Reclassification Exchange and Substitution. If at any time or from time to time after the Series B Reference Date, the Common Stock issuable upon the conversion of the Series A Stock and the Series B Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4 or Section 3(d)), then in any such event each holder of such series of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Stock and Series B Stock could have been converted immediately prior to such recapitalization,

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


reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (g) Reorganizations. If at any time or from time to time after the Series B Reference Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4 or in Section 3(d)), as a part of such capital reorganization provision shall be made so that the holders of the Series A Stock and the Series B Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Stock and the Series B Stock after such capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price of the Series A Stock and the Series B Stock then in effect and the number of shares issuable upon conversion of the Series A Stock and the Series B Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                  (h) Adjustment to Series A Stock and Series B Stock Conversion Price for Sale of Shares Below the Conversion Price.

                           (1) Adjustments to Series A Stock  Conversion  Price.
Upon each issuance by the Corporation of Additional Shares of Common Stock after the Series A Reference Date, without consideration or for a consideration per share less than the Conversion Price for the Series A Stock in effect immediately prior to each such issuance, the Conversion Price for the Series A Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 4) be adjusted to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (ii) the number of shares of Common Stock that the aggregate consideration received (or deemed received) by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued) would purchase at such Conversion Price, and (B) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (ii) the number of shares such Additional Shares of Common Stock so issued (or deemed issued).

                           (2) Adjustments to Series B Stock  Conversion  Price.
Upon each issuance by the Corporation of Additional Shares of Common Stock after the Series B Reference Date, without consideration or for a consideration per share less than the Conversion Price for the Series B Stock in effect immediately prior to each such issuance, the Conversion Price for the Series B Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 4) be adjusted to a price equal to the consideration per share received (or deemed received) by the Corporation for the Additional Shares of Common Stock so issued (or deemed issued).

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                           (3)  Consideration.  For the  purpose  of making  any
adjustment in the Conversion Price for the Series A Stock and the Series B Stock under this Section 4(h), consideration received by the Corporation for any issue or sale of securities shall:

                                    (A) to the extent it  consists  of cash,  be
computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, concessions, or compensation paid or allowed by the Corporation in connection with such issue or sale;

                                    (B) to the extent it  consists  of  property
other than cash, be computed at the fair value of that property as determined in good faith by the Board; and

                                    (C) if  Additional  Shares of Common  Stock,
Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                           (4)  Adjustment  Formula for  Issuances  of Rights or
Options, or Convertible Securities. For the purpose of the adjustment provided in this Section 4(h), if at any time or from time to time after the Series A Reference Date, with respect to the Series A Stock, or the Series B Reference Date, with respect to the Series B Stock, the Corporation issues any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities hereinafter referred to as "Convertible Securities") then in each case, if the Effective Price (as hereinafter defined) of such rights, options, or Convertible Securities is less than the Conversion Price for the Series A Stock or the Series B Stock, as appropriate, in effect immediately prior to such issuance, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Corporation upon full exercise or conversion of such options or rights. As used in this Section 4(h)(4), the term "Effective Price" means the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price for the Series A Stock or the Series B Stock, adjusted upon the issuance of such rights, options, or Convertible Securities shall be made as result of the actual issuance of Additional Shares of Common Stock upon the exercise of any such rights or options or the conversion of any such Convertible Securities.

         If any such rights or options or the conversion privilege represented by any such Convertible Securities expire without having been exercised, then the Conversion Price for the Series A Stock and the Series B Stock, as appropriate, adjusted upon the issuance of such rights, options, or Convertible Securities shall be readjusted to the applicable Conversion Price that

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would have been in effect had an adjustment been made on the basis that the only
Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation upon the conversion of such Convertible Securities.

                           (5) Adjustments for Issuance of Rights or Options for
Convertible  Securities.  For the  purpose of the  adjustment  provided  in this
Section 4(h), if at any time or from time to time after the Series A Reference Date, with respect to the Series A Stock, or the Series B Reference Date, with respect to the Series B Stock, the Corporation issues any rights or options for Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then current Conversion Price for the Series A Stock or the Series B Stock, as appropriate, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amount of consideration, if any, payable to the Corporation upon the full exercise of such rights or options plus the minimum amount of consideration, if any, payable to the Corporation upon the full conversion of such Convertible Securities. As used in this Section 4(h)(5), the term "Effective price" means the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price for the Series A Stock or the Series B Stock, adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of Section 4(h)(4) hereof for the readjustment of the Conversion Price for the Series A Stock and the Series B Stock upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply equally to the rights, options and Convertible Securities referred to in this Section 4(h)(5).

                  (i) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of any Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, the Corporation, at its expense, upon the written request of a holder of Preferred Stock for which the Conversion Price has been so adjusted, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to such registered holder of the Preferred Stock, and to all other holders of the same series of Preferred Stock, at the holders' address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing

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in reasonable  detail the facts upon which such  adjustment or  readjustment  is based, including a statement of the Conversion Price at the time in effect and the type and amount, if any, of other property which at the time would be received upon conversion of the relevant Preferred Stock.

                  (j) Notices of Record Date. Upon (i) any taking by the corporation of a record of the holders of any Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least thirty (30) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up; provided that such 30-day notice may be waived by the written consent of the holders of at least a majority of the then outstanding Preferred Stock and such waiver if obtained automatically shall be binding upon all holders of Preferred Stock.

                  (k) Automatic Conversion.

                           (1)      (A) Automatic  Conversion of Series A Stock.
Subject to the provisions of Subsections 4(k)(2) and (3) hereof, each share of Series A Stock shall be converted automatically into shares of Common Stock based on the then effective Conversion Price for such share, upon the earlier of
(A) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registration Statement") covering the offer and sale of Common Stock for the account of the Corporation at a price per share of at least $4.00 (adjusted to reflect subsequent stock splits, stock dividends, or recapitalizations and the like) with an aggregate offering price for all shares under such Registration Statement of at least $3,000,000.00, (B) at such time as fewer than 800,000 shares of the Series A Stock remain outstanding, or (C) upon the voluntary consent of a majority of the voting power of the then outstanding shares of the Series A Stock.

                                    (B) Automatic  Conversion of Series B Stock.
Subject to the provisions of Subsections 4(k)(2) and (3) hereof, each share of Series B Stock shall be converted automatically into shares of Common Stock based on the then effective Conversion Price for such share, upon the earlier of
(A) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registration Statement") covering the offer and sale of Common Stock for the account of the Corporation with an aggregate offering price for all shares under such Registration Statement of at least $15,000,000.00, (B) at such time as fewer than 100,000 shares of the Series B Stock remain

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


outstanding, or (C) upon the voluntary consent of a majority of the voting power of the then outstanding shares of the Series B Stock.

                           (2) Automatic conversion under Section 4(k)(l) hereof
shall be conditioned upon payment by the Corporation of all declared and unpaid dividends on the outstanding Preferred Stock to be converted and including the date of such conversion, payable either in cash or, at the option of the Corporation, Common Stock (valued at the Common Stock Fair Market Value), or both.

                           (3)  Upon  the   occurrence  of  any  of  the  events
specified in Section 4(k)(1) hereof, the outstanding shares of the Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

                  (l) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Common Stock Fair Market Value on the date of conversion.

                  (m) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (n) Notices.  Any notice  required by the  provisions  of this
Section 4 to be given to or by the holders of shares of the Preferred Stock shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to

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


each holder of record at the address of such holder appearing on the books of the Corporation, or to the Corporation as to notices from holders.

                  (o) Payment of Taxes. The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

                  (p) No Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

         5. Voting Rights. The holder of each share of Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers, equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together as a single class with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

         6. Status of Converted Preferred Stock. In case any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall cease to be a part of the authorized capital stock of the Corporation.

         7. Restrictions and Limitations. So long as any shares of Preferred Stock remain outstanding, the consent of the holders of a majority of the Series A Stock and the Series B Stock then outstanding, each voting as a separate series, shall be required with respect to any action that involves any merger, reorganization or sale by the Corporation of all or substantially all of its assets."

THIRD: The above amendments of the Certificate of Designation, Statement Establishing the Series F Convertible Preferred Stock, and the designation of the Series B Convertible Stock, have been duly adopted and approved pursuant to
Section 151 and Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of this Corporation, and the written consent of the stockholders entitled to vote on the above amendments has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and

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


Series F Preferred Stock voting together as a single class, and a majority of the outstanding shares of Series F Preferred Stock, voting as a separate class.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Richard Lang, this Corporation's Chief Executive Officer, and duly attested by John Micek, III, this Corporation's Secretary, this 7th day of January, 1999.


                                      INSTANT VIDEO TECHNOLOGIES, INC.


                                            By: /s/ Richard Lang
                                                --------------------------------
                                                Richard Lang
                                                Chairman and Chief Executive
                                                Officer


ATTEST:


By: /s/ John J. Micek, III
    --------------------------------
    John J. Micek, III
    Secretary

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